Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

February 2, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Landmark Energy Enterprise Inc.
Towson, Maryland

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-KT, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, filed by Landmark Energy Enterprise Inc. of our report dated February 4, 2011, relating to the financial statements of Landmark Energy Enterprise Inc. as of and for the periods ending October 31, 2010 and 2009 and for the period from October 4, 2007 (date of inception) through October 31, 2010, and our report dated December 4, 2009, relating to the financial statements of Reflex, Inc. as of and for the periods ending October 31, 2009 and 2008.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan